Distribution Financial Services RV Trust 1999-3
October 15, 1999 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance                                            $362,248,250.31
Beginning Pool Factor                                                  0.96720492

Distribution Allocable to Principal on Notes
           Prior                                Current
 Class     Principal Pymt. $1000 orig.prin.bal. Principal Pymt. $1000 orig.prin.bal.
  A-1             $0.00          0.0000000      $5,068,572.43      169.8981810
  A-2             $0.00          0.0000000              $0.00        0.0000000
  A-3             $0.00          0.0000000              $0.00        0.0000000
  A-4             $0.00          0.0000000              $0.00        0.0000000
  A-5             $0.00          0.0000000              $0.00        0.0000000
  A-6             $0.00          0.0000000              $0.00        0.0000000
    B             $0.00          0.0000000              $0.00        0.0000000
    C             $0.00          0.0000000              $0.00        0.0000000

Distribution Allocable to Interest on Notes
                   Prior                               Current
Class    Rate      Interest Pymt. $1000 orig.prin.bal. Interest Pymt. $1000 orig.prin.bal.
A-1      5.32%            $0.00          0.0000000     $77,864.51        2.6100130
A-2      5.97%            $0.00          0.0000000    $499,161.65        4.9750000
A-3      6.43%            $0.00          0.0000000    $259,718.42        5.3583330
A-4      6.65%            $0.00          0.0000000    $479,952.67        5.5416670
A-5      6.76%            $0.00          0.0000000    $211,728.83        5.6333330
A-6      6.88%            $0.00          0.0000000    $314,456.13        5.7333333
  B      7.17%            $0.00          0.0000000     $55,943.93        5.9750000
  C      7.92%            $0.00          0.0000000     $49,440.60        6.6000000

Note Balance After Giving Effect to Principal Distribution
         Class Beginning Balance      Pool Factor  Ending Balance    Pool Factor
         A-1    17,550,226.86           1.0000000   $12,481,654.43      418.3841530
         A-2   100,334,000.00           1.0000000  $100,334,000.00        1.0000000
         A-3    48,470,000.00           1.0000000   $48,470,000.00        1.0000000
         A-4    86,608,000.00           1.0000000   $86,608,000.00        1.0000000
         A-5    37,585,000.00           1.0000000   $37,585,000.00        1.0000000
         A-6    54,847,000.00           1.0000000   $54,847,000.00        1.0000000
           B     9,363,000.00           1.0000000    $9,363,000.00        1.0000000
           C     7,491,000.00           1.0000000    $7,491,000.00        1.0000000
Servicing Fee                                                          $150,936.77
Servicing Fee Per $1,000 of Orig.Note                                    0.4030021

Realized Losses                                                         $98,804.77

Reserve Account Balance                                              $4,511,918.95

Payments Received with Respect to Receivables
During Most Recently Ended Collection Period                        $7,801,746.54
         Interest Payments Received                                 $2,831,978.88
         Scheduled Principal Payments Received                      $1,790,949.48
         Principal Prepayments Received                             $3,178,818.18

Distribution to Residual Interestholders                                    $0.00

Noteholders' Interest Carryover Shortfall                                   $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note               0.0000000

Aggregate Purchase Amounts for Receivables that were
purchased in related Collection Period                                      $0.00

Ending Pool Balance                                               $357,179,677.89
Ending Pool Factor                                                     0.95367181